Exhibit 99.1

                   Omega Announces First Quarter 2004 Earnings

    STATE COLLEGE, Pa., April 26 /PRNewswire-FirstCall/ -- Omega Financial Corporation (Nasdaq: OMEF) reported first quarter 2004 net income of $3.604 million, a reduction of $618,000, or 14.6%, when compared to the same period last year, company officials said. Diluted earnings per share are $0.42 for the quarter as compared to $0.49 in 2003, said David B. Lee, Omega's chairman and chief executive officer.
    (Logo: http://www.newscom.com/cgi-bin/prnh/19990921/OMFCLOGO )
    The company's common share dividends declared rose by 3.4% to $0.30 from $0.29 in the same quarter last year, Lee said. In addition, he noted that the company's already-solid loan portfolio was further strengthened by reducing non-performing loans by 4% as compared to December 31, 2003, resulting in a $100,000 decrease in the amount of provision for loan losses in the first quarter of 2004 as compared to the first quarter of 2003. "We continue to experience pressure on our net interest margin in this rate environment," he noted, "but we have maintained our conservative lending practices because we are committed to profitable loan growth." That rate pressure resulted in a decline in the net interest margin of 7.6% for the quarter.
    The company also continued its strong efforts to reduce costs, reducing non-interest expense by 1.5% in the first quarter of 2004 as compared to the first quarter of 2003. "The rate environment demands that we maintain a constant vigil on operating costs, and this reduction represents an affirmation of our efforts to rein in costs," Lee explained.
    "We continue to devote resources to our non-traditional sources of income such as the products offered by our insurance and investment services divisions," Lee said. "As the local economy improves, the new relationships we have forged through these product offerings should strengthen our overall market position by providing an added customer base for traditional products."
    On April 20, 2004, Omega announced an agreement to acquire Sun Bancorp, Inc. (Nasdaq: SUBI). Under the terms of the merger agreement, Sun Bancorp shareholders will be entitled to receive either 0.664 shares of Omega Financial common stock for each share of Sun Bancorp common stock or $23.25 in cash for each share held subject to pro rata allocation such that 20% of Sun Bancorp common stock shall be paid in cash and 80% will be in the form of Omega Financial Corporation common stock. This transaction is expected to be accretive to Omega's earnings per share by the end of the first full year of combined operations. The combined assets of Omega Financial and Sun Bancorp based on both companies' assets at March 31, 2004 will be approximately
$2.1 billion. The definitive agreement has been approved unanimously by the Boards of Directors of both companies. The transaction is subject to all required regulatory approvals and approvals by Omega Financial Corporation and Sun Bancorp shareholders and certain other customary conditions. The transaction is anticipated to close late in the third quarter or early fourth quarter 2004.
    Omega Financial serves seven Central Pennsylvania counties through Omega Bank. Quarterly and annual reports, a corporate profile, stock quotes and other financial data can be accessed through the Omega web site at www.omegafinancial.com . Selected financial highlights are summarized on the following page.


                 OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED FINANCIAL HIGHLIGHTS
                                 (Unaudited)
                   (In thousands, except as indicated  * )

                                        For the Quarter
                                 2004       2003      % Change
    Earnings:
      Net income                $3,604      $4,222      (14.6)%

    Per share statistics:
      Diluted earnings            $.42        $.49      (14.3)
      Dividends declared - common  .30         .29        3.4
      Dividends declared -
       preferred                     -         .45     (100.0)
      Book value - common        20.00       19.84        0.8
      Market value - High        38.75       36.65        5.7
                     Low         33.71       31.25        7.9

    Financial position at
     March 31:
      Assets                $1,131,870  $1,161,911       (2.6)%
      Deposits                 898,487     918,982       (2.2)
      Net loans                776,765     781,877       (0.7)
      Shareholders' equity     169,850     164,292        3.4

    Average Balances:
      Assets                $1,126,297  $1,137,372       (1.0)%
      Deposits                 893,568     904,509       (1.2)
      Net loans                778,694     779,746       (0.1)
      Shareholders' equity     169,964     164,739        3.2

    Profitability ratios -
     annualized: *
      Return on average assets    1.28%       1.48%     (13.5)%
      Return on average equity    8.48       10.25      (17.3)
      Net interest margin - fully
       tax equivalent             4.12        4.46       (7.6)

    Shares outstanding at
     March 31: *
      Common                 8,490,898   8,119,361        4.6%
      Preferred                      -     219,781     (100.0)


                 OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except share data)
                                  Unaudited

                                       Three Months Ended
                                            March 31,
                                       2004            2003
    Interest Income:
    Interest and fees on loans      $11,197         $12,322
    Interest and dividends on
     investment securities            1,853           2,324
    Other interest income                56              97
    TOTAL INTEREST INCOME            13,106          14,743

    Interest Expense:
    Interest on deposits              2,692           3,404
    Interest on short-term borrowings    76             123
    Interest on long-term debt and
     other interest bearing liabilities 248             216
    TOTAL INTEREST EXPENSE            3,016           3,743
    NET INTEREST INCOME              10,090          11,000
    Provision for loan losses             -             100
    INCOME FROM CREDIT ACTIVITIES    10,090          10,900

    Other Income:
    Service fees on deposit accounts  1,339           1,404
    Service fees on loans               281             402
    Earnings on bank-owned life
     insurance                          354             386
    Trust fees                          915             892
    Gain on sale of loans and
     other assets                        (1)              4
    Net gains on investment securities    8              31
    Other                               842             777
    TOTAL OTHER INCOME                3,738           3,896

    Other Expense:
    Salaries and employee benefits    4,955           4,939
    Net occupancy expense               627             630
    Equipment expense                   702             715
    Data processing service             423             419
    Other                             2,526           2,673
    TOTAL OTHER EXPENSE               9,233           9,376
    Income before taxes               4,595           5,420
    Income tax expense                  991           1,198
    NET INCOME                       $3,604          $4,222

    Net income per common share:
      Basic                            $.43            $.51
      Diluted                          $.42            $.49
    Weighted average shares
     and equivalents:
      Basic                       8,470,961       8,100,962
      Diluted                     8,559,206       8,528,178
    Dividends declared per share:
      Common                           $.30            $.29
      Preferred                           -            $.45


                 OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                                (In thousands)
                                  Unaudited

                                      March 31,      December 31,
    Assets                              2004             2003
    Cash and due from banks          $31,353          $32,420

    Interest bearing deposits with
     other financial institutions     15,317           10,682
    Federal funds sold                29,100           17,850

    Investment securities available
     for sale                        216,675          240,539

    Total loans                      787,216          788,144
    Less: Allowance for loan losses  (10,451)         (10,569)
    Net loans                        776,765          777,575

    Premises and equipment, net       14,323           14,348
    Bank-owned life insurance         37,488           37,134
    Other assets
                                      10,849            9,618
    TOTAL ASSETS                 $ 1,131,870      $ 1,140,166

    Liabilities and Shareholders' Equity
    Deposits:
      Non-interest bearing          $149,662         $155,702
      Interest bearing               748,825          751,878
    Total deposits                   898,487          907,580

    Short-term borrowings             31,516           33,263
    Other liabilities                  7,464            6,950
    ESOP debt                          2,441            2,521
    Long-term debt                    21,305           21,600
    Other interest bearing liabilities   807              813
    TOTAL LIABILITIES                962,020          972,727

    TOTAL SHAREHOLDERS' EQUITY       169,850          167,439
    TOTAL LIABILITIES AND
     SHAREHOLDERS' EQUITY        $ 1,131,870      $ 1,140,166

SOURCE  Omega Financial Corporation
    -0-                             04/26/2004
    /CONTACT: JoAnn McMinn SVP, Director of Investor Relations of Omega Financial Corporation, +1-814-231-5779/
    /Photo: http://www.newscom.com/cgi-bin/prnh/19990921/OMFCLOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.omegafinancial.com /
    (OMEF SUBI)

CO:  Omega Financial Corporation
ST:  Pennsylvania
IN:  FIN
SU:  ERN